                                      Exhibit 10-14A, Annual Report on Form 10-K
                                            for the year ended December 31, 1996
                                                   Commission File Number 1-3671


                                 LEASE AGREEMENT

         This Lease Agreement (this "Lease") is made and entered into on the date, between or among the parties and upon the terms and conditions hereinafter set forth.

         SECTION 1. INFORMATION

         1.1      Date of Lease: December 20,1996

         1.2 "Landlord": Rhode Island Economic Development Corporation, a Rhode Island public corporation formed pursuant to Chapter 64 of Title 42 of the Rhode Island General Laws, 1956 as amended

         1.3 "Landlord's Address": 1330 Davisville Road, North Kingstown, Rhode Island 02852

Landlord may change such address at any time by giving notice of such change to Tenant.

         1.4      "Tenant":

                  a.  Name: Electric Boat Corporation, a Delaware corporation

                  b.  75 Eastern Point Road, Groton, CT 063404989

         1.5 The "Premises": That portion of Landlord's land, buildings and site improvements thereon located on the property described in Exhibit A hereto. All Exhibits are attached hereto and made a part hereof.

         1.6 Additional Parties: As a portion of the Premises is owned by the State of Rhode Island (the "State") and subject to the terms of that certain Lease and Operating Agreement between the State and the Rhode Island Airport Corporation, a subsidiary corporation of Landlord ("RIAC"), dated June 25,1993 (the "Airport Lease"), the State and RIAC are parties to this Lease for the purposes of confirming their respective consent to the terms hereof pursuant to
Section 11.2(a) of the Airport Lease.

         1.7       "Term" of Lease:

                   From: January 1, 1997 to and including: December 31,2006

         1.8 Purpose: Operation of a business for the manufacturing and fabrication of ships, including submarines and other metal fabrication industries with related administrative and support uses as may be required.

         1.9       Rental:

                   (a) The following shall be the Base Rentals ("Base Rentals") to be paid on an annual and monthly basis for the periods set forth below:

       Date Rental                    Date Rental              Annual                 Monthly
       commences                      terminates               Base Rental            Base Rental
       ---------                      ----------               -----------            -----------

a.    January 1,1997               December 31,1998            $1,827,428             $152,285.66

b.    January 1,1999               December31, 2004            $1,327,428             $110,619.00

c.    January 1, 2005              December31, 2006            $ 827,428              $ 68,952.33

         (b)       Employment Rent Incentive.

                   (i) Base Rental shall be adjusted based upon employment incentives which are the result of full-time equivalent employees of Tenant working at the Premises or other real property and facilities owned by Tenant and located at the Quonset/Davisville Port and Commerce Park (the Premises and such other facilities of Tenant located at Quonset/Davisville are referred to in this Section 1.9 as the "ERI Site"- from the term Employment Rent Incentive
Site) and employed by or on behalf of Tenant. For purposes hereof, full-time equivalent employees ("FTE") shall mean that person or persons who work at the ERI Site a combined equivalent of no less than 35 hours per week. Such rental incentives shall be based upon the following amounts of FTE of Tenant located upon the ERI Site:

           Below 800 FTE                                  An increase of annual basic rental equal to $500
                                                          for each FTE below 800 employed at the
                                                          Premises by Tenant.

           800 to and including 1,000 FTE                 No change in basic annual rental

           From 1,001 FTE to and including
           1,500 FTE                                      1% reduction in annual basic rental for each 50
                                                          FTE

         Above 1,500 FTE                                  2% reduction for each 50 FTE



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                  (ii) Upon the commencement date of the term of this Lease,
Tenant shall notify Landlord in writing of the number of FTE working for or on behalf of Tenant at the ERI Site. Every six months thereafter during the Term of this Lease, Tenant shall certify to Landlord the daily average number of FTE working for or on behalf of it at the ERI Site for the preceding six-month period, and base annual Rental adjustment calculations shall be made by Landlord and Tenant pursuant to the Terms hereof. Base Rental shall be adjusted, if such adjustment is necessary pursuant to the terms hereof, based upon the FTE calculations set forth in such certification from Tenant to Landlord.

                  (iii) All certifications of FTE from Tenant to Landlord shall be subject to audit by Landlord at reasonable times and no more frequently than four times per year.

         1.10 "Additional Rent": Any amounts, payments, or other charges, credits or funds due from Tenant to Landlord or others hereunder in any form whatsoever (other than Base Rental) shall be "Additional Rent" hereunder, shall be in the nature of Rental for purpose of determining Landlord's rights and Tenant's obligations with respect thereto and shall be due and payable without deduction or setoff other than as set forth in this Lease.

         1.11 "Additional Premises": That parcel of land and building thereon commonly known as Building 17 and more particularly identified as Parcel 4 on Exhibit A attached hereto. Tenant shall lease the Additional Premises from Landlord pursuant to all terms and conditions set forth herein, except as follows:

                  (a) Tenant shall lease the Additional Premises for a term of two (2) years commencing January 1, 1997 and terminating December 31, 1998 (the "Additional Premises Initial Term"). Tenant shall have the right to lease from Landlord the Additional Premises for two (2) renewal terms of four (4) years each by notifying Landlord ninety days prior to the expiration of the then current term of Tenant's desire to so exercise its option to renew (each such renewal term is hereinafter referred to as the Additional Premises Renewal
Term).

                  (b) Tenant shall pay as additional rent for the use of the Additional Premises during the Additional Premises Initial Term an amount equal to One Hundred Thousand ($100,000) Dollars in one lump sum payment on or before April 30, 1997. Tenant, if it exercises its right to extend the term and continues to occupy the Additional Premises, shall pay as additional rent for the Additional Premises Renewal Term an amount equal to Eighty Thousand ($80,000) per year of each year of the Additional Premises Renewal Term, payable in advance in equal monthly installments.


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         1.12     Exhibit Completion Deadline. Landlord and Tenant hereby agree to cooperate and negotiate in good faith the completion, execution and delivery of all Exhibits referred to herein or attached hereto on or before January 31, 1997. If, after such good faith efforts, Landlord and Tenant for any reason fail to so complete, execute and deliver such Exhibits, then in such event either party shall have the right to terminate this Lease upon notice to the other party. In such event, Tenant agrees that it shall be deemed a holdover Tenant pursuant to terms and conditions of existing agreements between Landlord and Tenant prior to this Lease.

                 SECTION 2. -RENTAL. UTILITIES AND OTHER CHARGES

         2.1 Rentals: Tenant shall pay the Base Rental amounts set forth in this Lease, during the applicable periods, in monthly installments. Monthly Base Rentals shall be paid in advance on or before the first day of each month; provided, however, Landlord agrees to send to Tenant an invoice for each month's rent no earlier than thirty (30) days prior to such rent being due, and Tenant agrees to pay such rent within 30 days of receiving such invoice. Base Rental for the calendar month during which a term begins or ends, if not a full month, shall be apportioned. If any monthly Base Rental or Additional Rent or other amount or charge due to Landlord is not received by Landlord as provided herein, then the amount due shall bear a late charge at the rate per year equivalent to the prime rate of interest as published in the Wall Street Journal plus two (2%) percent until receipt by Landlord. Notwithstanding anything herein to the contrary, in no event shall the interest charged, reserved and/or taken in this Lease exceed the maximum allowed by and determined in accordance with applicable law. When payments are made by check, they shall be treated as paid to Landlord on the date of receipt of the check, if the check clears; but, if the check is not paid, payment shall be deemed made only when Landlord has received good funds. The foregoing shall not limit Landlord's rights in the event of a default by Tenant.

         2.2      Utilities:

                  (a) Landlord shall cause to be provided to Tenant such water and sewerage disposal services as may be reasonably required by Tenant. Except when occasioned by the negligent performance of Landlord's obligations hereinabove set forth, Landlord shall have no responsibility or liability for delays, lapses or cessation of such utility services arising out of labor disputes, strikes, fires, storms, floods, freezing, earthquakes, explosion, civil disorders, acts of public enemy, sabotage, delays in transportation, energy or fuel shortages, unavoidable casualties, mechanical failures, or any other cause beyond its control. In any event, Landlord shall have no liability for consequential damages flowing from any delay, lapse or cessation of utility services. Landlord shall also have the right, in time of energy shortage or rationing, to allocate utility services among the various users thereof in such manner as is necessary and equitable or as may be required by the United States.

                  (b) Landlord shall permit all of its existing facilities to be used to supply public services in common with others to the Premises, including electricity, telephone, telegraph, trucking, railroad and other transportation services. In particular, Landlord shall permit the Narragansett Electric Company to provide service to Tenant over Landlord's existing power

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distribution facilities and shall cause Landlord to permit Narragansett Electric
Company, at its own expense, to install, operate and maintain such secondary power transformation and distribution facilities as may be required to meet the requirements of Tenant. In the event that the existing systems for providing public services to the Premises shall become unavailable for any reason whatsoever, Landlord shall permit access for construction of new systems to the Premises through such portions of the other lands of Landlord as Landlord shall reasonably deem appropriate, the cost of constructing any such distribution system to be borne by the Tenant or the company furnishing such public services.

                  (c) Charges for water and sewer furnished to Tenant under the terms of this lease shall be based on engineering estimates acceptable to Landlord and Tenant. Charges for sewerage disposal services furnished to Tenant shall be based upon the amount of water furnished to Tenant. Charges for utility services shall be established from time to time by Landlord on an equitable, non discriminatory basis. In establishing such charges, account shall be taken of all costs and other charges associated with the provision of utility services including without limitation, the cost of fuels, labor and materials, insurance, repair and maintenance, appropriate charges or reserves established by Landlord for capital improvements and replacements to the facilities rendering utility services, and general administrative overhead.

                  (d) Landlord shall bill Tenant monthly for water and sewer services furnished during the prior month. Tenant shall pay for such utility services within thirty (30) days after the end of each month, or fifteen (15) days after receipt by Tenant of a bill for such services whichever is later. Notwithstanding such payment, Tenant may subsequently contest the reasonableness of any service charges or their compliance with the provisions of this Lease, and if such contest is not resolved by mutual agreement, it shall be resolved consistent with the terms of this Lease.

                  (e) Tenant shall purchase from Landlord, and Landlord shall sell to Tenant, steam heat utilized by Tenant pursuant to terms set forth in the Steam Heat Supply Agreement to be entered into upon the execution of this Lease in substantially the form of Exhibit B attached hereto.

         2.3 Payment in Lieu of Taxes: Landlord shall pay from rental received from Tenant, to the Town of North Kingstown, payments in lieu of taxes ("PILOT") pursuant to terms and conditions agreed upon from time to time by Landlord and said Town of North Kingstown. Tenant shall pay directly to the Town of North Kingstown taxes and assessments lawfully imposed by the Town of North Kingstown upon Tenant for its personal property and assessable improvements or fixtures located upon the Premises.

         SECTION 3. PREMISES

         Landlord, in consideration of the rents, covenants and agreements to be paid, kept and performed by Tenant as herein provided, hereby demises and leases to Tenant the Premises described above.

         SECTION 4. PURPOSE

         The Premises shall be used solely for the purpose set forth above and not for any unlawful purpose. Any use of the Premises in violation of this provision may be enjoined by Landlord without prejudice to any other remedy therefor.

         SECTION 5. RENTALS

         Tenant shall pay all Base Rental and Additional Rent and other amounts and charges due to Landlord as set forth above at Landlord's address as hereinabove set forth or at such place as Landlord, from time to time, shall designate in writing.

         SECTION 6. MAINTENANCE AND USE OF PREMISES

         6.1 Tenant shall keep the Premises neat and clean and shall promptly remove its rubbish, waste products, garbage, refuse and trash from the Premises at its own expense. Tenant further agrees that Tenant shall: refrain from placing in the sewerage system any chemical, waste or substance which may require special treatment or may cause damage or injury to the sewerage system and pay the cost of any repair or damage in the sewerage system necessitated by any violation of this undertaking, and not enter into any service, maintenance or other contracts relating to the Premises which shall terminate after or not be terminable by Tenant upon (in which latter event, Tenant shall so terminate same) the expiration of the Term hereof.

         6.2 Tenant, at its expense, shall also keep the Premises, including the setting of glass in windows and doors, and all fixtures, piping, roofing, equipment and apparatus of every kind, nature and description, in good order, condition and repair, including the replacement of integral parts thereof, reasonable wear and tear excepted. Such repairs and replacements shall be effected with all due dispatch and shall be of good and workmanlike quality and class equal to the original work or installation. Tenant shall not cause or permit any waste or injury to the Premises and shall keep the Premises free from any and all objectionable noises, odors, rubbish and debris. Tenant shall continuously comply with and observe all statutes, ordinances, rules, codes, requirements, laws, regulations, orders and/or decrees of the federal, state and city governments, or any departments, bureaus or agencies thereof or of any insurance inspection or rating bureau, whether now in force or which may in the future be promulgated. including, but not limited to, those relating to environmental, waste products, garbage, refuse or trash, building, zoning and other matters and the provisions of the Occupational Safety and Health Act of 1970, as amended, and the regulations thereunder, and any expense resulting from such compliance shall be borne by Tenant. Tenant shall, at its expense, make all repairs and improvements to the Premises and parking areas. Tenant shall also, at its own expense, make all repairs necessary to the exterior and structural components of the Premises. On or before January 31, 1997, Landlord and Tenant shall jointly complete a video taped assessment of the condition of the Premises which shall serve as a baseline against which Tenant will maintain the Premises; provided, however, if during the course of completing such video tape Landlord discovers that the Premises or any portion thereof are in need of repair pursuant to agreements between Landlord and Tenant prior to the date of this Lease, then Tenant and Landlord shall agree upon the extent of additional repairs to be performed by Tenant.

         6.3 Any substantial or structural alterations, improvements or additions to the Premises shall be at Tenant's expense and made in accordance with all applicable governmental laws and regulations, in a good and workmanlike manner and without any lien or encumbrance therefor. Any alterations shall become part of the realty unless Landlord otherwise agrees in writing; and, at the expiration or termination of this Lease, shall remain on the Premises or shall be removed by Tenant (Tenant restoring any resulting damage to the Premises) at its expense) as Landlord may elect; provided, however, that any structural alterations of Tenant so consented to by Landlord and agreed, in such consent by Landlord, to remain at the Premises at the expiration or termination of this Lease, shall not be required to be removed by Tenant. Also at the expiration or termination of this Lease, Tenant shall remove its goods and effects (including trade fixtures) and, at the request of Landlord (other than as set forth in the preceding sentence), all alterations, additions, improvements and installations, whether made in replacement of, substitution of, or addition to existing facilities, all at Tenants expense; and shall peaceably and quietly surrender to Landlord possession of the Premises and all erections and additions made to the same (as Landlord may have elected), and, in any event, Tenant shall also surrender any piping, electrical installations, switch boxes, transformers, meters, lighting fixtures, all wiring both for light and power up to the point that the same may be attached to any machines; and shall leave the Premises broom clean and in good repair, order and condition in all respects, reasonable wear and tear excepted. Tenant's obligations to observe and perform this covenant shall survive the expiration or termination of this Lease. In the event of Tenant's failure to remove any of Tenant's property from the Premises, Landlord is authorized, without liability to Tenant for loss or damages thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant's expense, or retain same under Landlord's control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

         6.4 Any contractors performing work on behalf of Tenant with respect to the structural integrity of the Premises must be approved in writing in advance by Landlord, such approval to not be unreasonably withheld or delayed. Tenant may submit for Landlord's approval a list of contractors Tenant proposes to use during the term of this Lease.

         6.5 Tenant shall not erect or maintain upon the Premises any signs, advertisements or notices unless: 1) said signs, advertisements and notices are installed according to all applicable restrictive covenants or rules and regulations or design criteria imposed by Landlord upon the Premises; and 2) Tenant shall have first obtained the written approval of Landlord as to the size, design, color and location of such sign, advertisement and notice, such approval not to be unreasonably withheld. Tenant shall be responsible for all damage to the Premises resulting from the installation, maintenance and removal of such signs, advertisements and notices.

         6.6 Tenant shall not permit or commit any waste in or about the Premises.

         6.7 Tenant shall not use or occupy or permit the Premises to be used or occupied in any unlawful manner or for any illegal purpose or in such manner as to constitute a nuisance. Tenant and its servants, employees, agents, visitors, invitees or licensees will faithfully observe and comply with such reasonable rules and regulations as Landlord hereafter may, at any time or from time to time, make and communicate in writing to Tenant which, in the reasonable judgment of Landlord, shall be necessary for the reputation, safety, care or appearance of the Premises or the Premises or the preservation of good order therein, or the operation or maintenance of the Premises or the equipment thereof.

         6.8 Landlord shall not be responsible for security at the Premises.

         6.9 All personal property owned or installed by Tenant in the Premises shall be listed from time to time on the so-called Electric Boat Asset List and on the Government Property Control List, and may be removed by Tenant at any time provided that the Tenant shall, at its expense, repair any damage, holes or openings caused or occasioned by such removal. Any such personal property of the Tenant left upon the Premises after the termination of the Lease may, at the election of Landlord, be removed at Tenant's expense and sold, stored or discarded, or be deemed to have been abandoned and to belong to Landlord.

         SECTION 7. RIGHTS OF LANDLORD

         In addition to any other rights of Landlord set forth herein, Landlord shall have the following rights, exercisable without liability to Tenant for damage or injury to property, persons or business, without effecting an eviction, constructive or actual, diminution of services, or disturbance of Tenant's use or possession or giving rise to a claim for setoff or abatement of Base Rental and Additional Rent, or excusing Tenant from the full performance of its obligations under this Lease:

                  a. To enter upon the Premises in accordance with Tenant's security, procedures to inspect the Premises; and, during the last year of the Term, to show them to prospective tenants; or, at any reasonable time, to prospective purchasers or mortgagees of the Premises;

                  b. To take any and all measures, including inspection, making repairs, alterations, additions and improvements to the Premises as may be for the safety, protection, improvement, or preservation of the Premises, it being agreed that any obligation to do so and the payment of the cost thereof shall be in accordance with the other provisions of this Lease;

                  c. To close all or portions of the roads providing access to the Premises parking lot for the purpose of effecting repairs, or alterations, so long as reasonable access is provided to the Premises; and

                  d. Landlord reserves the right to alter, reduce, increase, relocate and change, from time to time, driveways, roads, walkways so long as reasonable access is provided to the Premises.

         SECTION 8. TENANT'S INDEMNITY AND INSURANCE

                   (a) Tenant shall keep the Premises and its personal property, at its sole cost and expense, insured for the mutual benefit of Landlord and Tenant, as their interests may appear, during the term and any extensions of this Lease, against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "extended coverage" and "difference in conditions coverage," in an amount equal to the full replacement value of the Premises and its personal property.

                  (b) Tenant shall maintain at its sole cost and expense, but for the mutual benefit of Landlord and Tenant, all as their interests may appear:

                  (i) Liability insurance against claims for property damage, bodily injury, or death, in the amount of Ten Million Dollars ($10,000,000) in respect of any one accident or occurrence;

                  (ii) Workers' compensation insurance covering Tenant except that Tenant may "self-insure" its Workers' Compensation liability to the extent permitted under Rhode Island law.


Tenant may effect for its own account any insurance not required under the provisions of this Lease.

                  (c) All insurance provided for in this Section 8 shall be effected under valid, enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of Rhode Island. Tenant shall furnish the Landlord copies of each policy and proof of payment of premiums if such policy does not provide for notice to Landlord prior to cancellation and shall provide certificates of insurance to each party insured.

                  (d) All policies of insurance provided for in this Section 8 shall name Landlord, and Tenant, as an insured, all as their respective interests may appear and shall specify that the proceeds shall be paid to Tenant. Each such policy shall contain a provision that no act or omission of any insured shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and to the extent obtainable, shall contain an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days' prior written notice to Landlord; and that the insurer will not be subrogated to any claim any insured might otherwise have against any other insured arising out of such loss.

                  (e) In the event of any damage or loss by fire or other casualty to the Premises or personal property, Tenant shall, only to the extent insurance proceeds are available or adequate for such purpose, with all deliberate speed, at its sole cost and expense, repair, replace and restore the Premises to their prior condition insofar as practicable.

                  (f) Tenant agrees to indemnify landlord against any and all claims for damages, charges or liabilities, including attorneys' fees, arising from Tenant's negligent activities with respect to the Premises.

         SECTION 9. EMINENT DOMAIN

         9.1 In the event that the entire Premises or such portion thereof as would deprive Tenant of all beneficial use of the Premises is taken or condemned by any competent authority for any public or quasi-public use or purpose, or is sold as a result of an impending taking or condemnation (a "taking") this Lease shall terminate as of the date of the taking. If a taking relates only to a portion of the Premises or Tenant is not deprived of all beneficial use of the Premises, Landlord (after such taking or condemnation and the determination of Landlord's award therein) shall expend so much as may be necessary of the net amount of Landlord's award in effecting any restoration necessary to make the Premises tenantable and the Lease shall continue without reduction of the rent. In any event of a taking, Tenant shall be entitled to a pro rata refund of any rental paid in advance and all compensation awarded and" paid for such taking shall belong to and be the property of Landlord irrespective of the basis upon which it is awarded, Tenant hereby specifically assigning to Landlord any award or compensation for the value of Tenant's leasehold estate. Tenant may, however, claim and recover from the condemning authority, but not from Landlord, compensation for damages recoverable only by Tenant, in Tenant's own right, for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, trade fixtures and equipment and loss of business and improvements paid for by Tenant and expenses compensable to Tenant by statute.

         SECTION 10. QUIET ENJOYMENT

         Tenant, subject to the terms and provisions of this Lease, on paying the rent and performing all the covenants, terms and conditions in this Lease contained to be performed on the part of Tenant, may peacefully hold and enjoy the Premises during the Term hereof without any let or hindrance by Landlord or any person claiming by, through or under it. This covenant and all other covenants of the Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors respective ownership of Landlord's interest hereunder.

         SECTION 11. SUBORDINATION. ATTORNMENT AND NON-DISTURBANCE

         This lease is subject and subordinate to all mortgages and bond indentures which may now or hereafter affect the Premises, and to all advances made thereunder, the interest thereon, and all renewals, modifications, consolidations, replacements and extensions thereof if the mortgagee named in said mortgage shall elect by written notice delivered to Tenant to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage. Alternatively, any mortgagee may elect to give the rights and interests of Tenant under this Lease priority over the lien of its mortgage. In the event of either of such election, and upon notification by such mortgagee to Tenant to that effect, the rights and interests of Tenant under this Lease shall be deemed to be subordinate to or to have priority over, as the case may be, the lien of said mortgage whether this Lease is dated prior to or subsequent to the date of said mortgage. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute and deliver, within fifteen (15) days of a request therefore, any certificate that Landlord may reasonably request. Tenant hereby constitutes and appoints Landlord Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. Any subordination of this Lease pursuant to this Section 11 and Tenant's obligation to execute a subordination agreement is dependent upon Tenant's receipt of a non-disturbance agreement with terms customary to those of similar transactions in North Kingstown, Rhode Island at the time of the request therefor from any lender requiring such subordination agreement. In the event Tenant fails to execute such agreement within fifteen (15) business days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead so to do. The execution by Landlord, on behalf of Tenant, of such subordination agreement after said fifteen (15) business days period shall be conclusive evidence that Landlord has obtained for Tenant's behalf a non-disturbance agreement in conformance with the provisions of this Section so long as such agreement contains a provision substantially as follows: "provided, however, anything herein to the contrary notwithstanding, Tenant upon keeping the terms, covenants and conditions to be kept by it pursuant to the Lease and not being in default thereunder, shall have use and possession of the Premises as contemplated by the Lease and any successor in interest to Landlord shall from and after the date it succeeds to Landlord's interest in the Premises, perform Landlord's obligations in accordance with the terms of the Lease." If, in connection with obtaining financing for the Premises, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially or adversely increase the obligations of Tenant hereunder or materially or adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises. In the event that a mortgagee or any purchaser at foreclosure sale or judicial proceedings shall succeed to the interest of Landlord, this Lease, nevertheless, shall continue in full force and effect, and Tenant agrees to attorn to such mortgagee or purchaser and to recognize such mortgagee or purchaser as its Landlord.

         SECTION 12. NO REPRESENTATIONS BY LANDLORD

         No representations or promises with respect to the Premises, except as are herein expressly set forth, have been made by Landlord or any other party on Landlord's behalf (including any real estate broker), and Tenant agrees that it will have examined the Premises prior to the Commencement Date and will take the same in their condition and state of repair at the Commencement Date. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in satisfactory condition and in conformity with the provisions of this Lease at the time such possession was so or is taken.

         SECTION 13. RIGHT TO PAY MONEY TO EFFECT PERFORMANCE

         If Tenant at any time or from time to time shall fail to perform any of the covenants, terms and conditions in this Lease contained to be performed on the part of Tenant, Landlord may, only in the event of emergency, immediately, or at any time thereafter during such emergency, without notice, perform the same for the account of Tenant, and in any such event, any monies paid by Landlord for such purpose shall be deemed to be Additional Rent due hereunder and shall be payable forthwith to Landlord upon rendition of an invoice therefor.

         SECTION 14. ASSIGNMENT

         Tenant shall not assign, mortgage, pledge or otherwise encumber this Lease or its interest herein, or sublet the whole or any part of the Premises without first obtaining on each occasion the consent in writing of Landlord, which consent shall not be unreasonably withheld or delayed. In case of any such approved assignment, the assignee shall assume in writing to Landlord the performance and observance of all the covenants, terms and conditions in this Lease contained, to be kept and performed on the part of Tenant, and such writing of assumption shall be delivered to Landlord simultaneously with such assignment. In the event of any such approved assignment or subletting, notwithstanding any assumption hereof by the assignee or subtenant, Tenant shall remain primarily liable for the performance of all of said covenants, terms and conditions. Notwithstanding the foregoing, if Tenant desires to assign this Lease or sublet all or a part of the Premises, Landlord shall be noticed and may elect to terminate this Lease as to the Premises in the event of a desired assignment or as to such part or all thereof which Tenant desires to sublet, and enter into a new lease with the intended assignee or subtenant, upon such terms as may be agreed between Landlord and such assignee or subtenant, and this Lease shall terminate as to the applicable part or all of the Premises upon the effectiveness of such new lease. Further, in any assignment or subletting consented to by Landlord: any Base Rental and Additional Rent greater than that set forth on this Lease shall inure to the benefit of Landlord. Tenant, by its execution of this Lease, consents to any changes in this Lease to be made by the Landlord and such assignee or subtenant; provided same do not materially or adversely increase the obligations of Tenant hereunder. The foregoing notwithstanding, upon written notice to the Landlord, Tenant may assign this Lease to any entity owned by more than 51% by General Dynamics, and upon such assignment, Tenant shall be relieved from its obligations hereunder; provided that General

Dynamics or such new assignee (subject to Landlord's reasonable approval which will not be unreasonably withheld or delayed) assumes such obligations in writing.

         SECTION 15. LANDLORD'S REMEDIES

         15.1 If, at any time subsequent to the date of this Lease, any one or more of the following events (an "Event of Default") shall happen, time being of the essence:

                  a. Tenant shall default in the due and punctual payment of any Base Rental, Additional Rent, amount, charge or other sum due hereunder within five (5) working days after the due date thereof; or

                  b. Tenant shall neglect or fail to perform or observe any of the other covenants or agreements herein contained on the part of Tenant to be performed or observed and Tenant shall fail to remedy the same within ten (10) working days after notice to Tenant specifying such neglect or failure, or if such Event of Default is of such a nature that Tenant cannot reasonable remedy the same within such ten (10) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with all due diligence and continuity; or

                  c. Tenant's leasehold interest in the Premises shall be taken on execution, by other process of law or as a result of the exercise of any creditor's rights; or

                  d. Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors; or

                  e. Tenant shall vacate or abandon the Premises for ten (10) consecutive days, except for reasons of public emergencies or damage to the Premises; or

                  f. Tenant or any guarantor of this Lease shall seek or consent to or acquiesce in the appointment of any receiver or liquidator of Tenant or of all or any substantial part of its property; or

                  g. A petition shall be filed by or against Tenant or any guarantor of this Lease under any law seeking any reorganization, arrangement, readjustment, composition, liquidation, dissolution, stay, injunction or other similar relief under any present or future state or federal statute, law or regulation and shall remain undismissed or unstayed for an aggregate of thirty
(30) days, or if any debtor in possession (whether or not Tenant), receiver or liquidator of Tenant or of all or any substantial part of Tenant's properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain undismissed or unstayed for an aggregate of thirty (30) days; then in any such case, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date was the date herein originally fixed for the termination hereof, and Tenant shall then peacefully quit and surrender the Premises to Landlord but Tenant shall remain liable as hereafter provided. All costs and expenses incurred by or on behalf of Landlord occasioned by such Event of Default including, without limiting the foregoing generality, reasonable attorney's fees and other costs of collection, recovery of possession and the exercise of any right or remedy permitted Landlord hereunder shall be paid by Tenant.

         15.2 Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon or at any time after any such expiration or termination, may without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof, by "self-help", so-called (if allowed by law), summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

         15.3 At any time or from time to time after any such expiration or termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor.

         15.4 No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay to the Landlord the Base Rental, Additional Rent and all other sums, amounts and charges required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default: (a) the equivalent of the amount of the Base Rental, Additional Rent and the other sums, amounts and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less (b) the net proceeds of any reletting effected pursuant to the provisions of paragraph 15.3 hereof, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, removal and warehousing of Tenant's property, removal of Tenant's improvements, additions, alterations and the like, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and expenses of preparation of the Premises for such reletting. Tenant shall pay such damages (herein called "deficiency") to Landlord monthly on the days on which the Rental would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise; or, at any time after any such expiration or termination, whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default the entire amount of the deficiency if the Premises have been relet, or, if the Premises have not been relet, the excess of the aggregate of the Base Rental for the balance of the Term, any Additional

Rent for the balance of the Term, any sums, amounts and other charges which may reasonably be anticipated hereunder for the balance of the Term and Landlord's expenses as set forth above over the then fair market rental value of the Premises for the same period. If, after Landlord has recovered the foregoing from Tenant, Landlord shall relet the Premises or a part thereof, it shall reimburse Tenant to the extent Tenant has paid amounts to Landlord and in amounts not to exceed the Base Rental, Additional Rent, sums, amounts, charges and expenses actually paid by Tenant to Landlord.

         15.5 For purposes of this Section 15, Additional Rent shall include utilities consumed in the Premises to maintain the structural integrity of the same while vacant; provided, however, that this provision shall not apply to facilities to which Tenant does not apply heat in the ordinary course of its operations.

         15.6 Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of Tenant and all persons claiming through or under Tenant also waives any and all right of redemption or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. Tenant, so far as permitted by law, waives and will waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

         15.7 In the event of any breach or anticipatory breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, the Landlord shall be entitled to enjoin such breach or anticipatory breach. Landlord shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were provided for in this Lease. An anticipatory breach shall, for purposes of this Section 15.7, be deemed to be an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

         15.8 Each right and remedy of Landlord provided for in this Lease or otherwise existing at law or in equity shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude or waive the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease, if any, or now or hereafter existing at law or in equity or by statute or otherwise.

         15.9 In the event of a default by Tenant hereunder, the Tenant shall be responsible for any reasonable attorney's fees of Landlord incurred in enforcing the provisions of this Lease.

         SECTION 16. NO WAIVER

         The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant, term or condition of this Lease or any of the rules established by Landlord under the provisions of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rental or Additional Rent, with knowledge of the breach of any such covenant, term, condition or rule shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by the Landlord. Payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall not be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. No act or thing done by Landlord, its servants and agents, during the term of this Lease, shall constitute an eviction by Landlord, nor shall it be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing, signed by Landlord.

         SECTION 17. LANDLORD'S LIEN - Omitted Intentionally

         SECTION 18. HOLDING OVER

         If Tenant shall hold possession of the Premises beyond the Term without Landlord's written consent Tenant shall pay to Landlord one and one-half (1-1/2) times the latest Base Rental, plus Additional Rent and other sums, amounts and charges for each month during which Tenant shall retain such possession. The provisions of this paragraph shall not operate as a bar or as a waiver by Landlord of any right of re-entry or election provided under Section 15 hereof or available to Landlord under common law.

         SECTION 19. NO BROKER

         Tenant represents that the Premises were not presented to it or to any person representing it by any broker or other person, and that no broker or person was involved in the leasing of the Premises, and warrants that no claim for commission for said leasing shall be presented to Landlord and shall indemnify and hold harmless Landlord from any such claims and any legal fees incidental thereto. Landlord represents that no broker or person was involved in the leasing of the Premises to Tenant and warrants that no claim for commission for said leasing shall be presented to Tenant and shall indemnify and hold harmless Tenant from any such claims and any legal fees incidental thereto.

         SECTION 20. NOTICE

         All notices and other communications given, authorized or required hereunder shall be in writing and shall be given by personal delivery, mailing the same by certified or registered mail, return receipt requested, postage prepaid, by telecopy, or causing same to be delivered by prepaid overnight carrier with receipt to the parties at their addresses set forth above, or in either case, to such other person or at such other address as either party may hereafter designate by notice to the other party. All such notices and other communications to Landlord shall also be so given to Adler Pollock & Sheehan Incorporated, 2300 Hospital Trust Tower, Providence, Rhode Island 02903,
Attention: Robert I. Stolzman, Esq. and all such notices and other communications to Tenant shall also be so given to Vice President and General Counsel, Electric Boat Corporation, 75 Eastern Point Road, Groton, Connecticut, 06340-0989 and Site Manager Electric Boat Corporation, Quonset Point/Davisville Industrial Park, North Kingstown, Rhode Island 02852. Any such notices and other communications given by other means shall not be effective. The date of actual receipt of a notice shall be deemed the date of service of notice; provided, however, that, in the event that an addressee refuses to accept delivery or acknowledge receipt, then notice shall be deemed to have been served on the earlier of the date of hand delivery, the next business day in the case of delivery by overnight carrier, or five days after the date mailed.

         SECTION 21. CAPTIONS

         The captions appearing in this Lease are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

         SECTION 22. RECORDING OF LEASE

         The parties agree that this Lease shall not be recorded, but Landlord and Tenant hereby agree, upon request of either party, to enter into a memorandum of lease in recordable form, setting forth the actual time of commencement and time of termination of this Lease and such other provisions, except rental provisions, with respect to this Lease as will put on notice any third party of the existence of this Lease. Such notice shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease. Such notice shall be substantially in the form set forth in Exhibit C. Upon the expiration or termination of this Lease, Tenant shall execute and deliver to Landlord, upon the request of Landlord, an instrument in recordable form, reasonably satisfactory to Landlord, certifying that this Lease has expired or terminated. Tenant hereby constitutes and appoints Landlord Tenant's attorney in fact to execute any such instrument for and on behalf of Tenant, if Tenant has not executed and delivered such instrument to Landlord within fifteen (15) days of notice of Landlord requesting same.

         SECTION 23. PARTIES AND DEFINITIONS

         The terms "Landlord" and "Tenant" wherever used in this Lease shall include the successors and assigns of said parties (subject to the assignment provisions hereof), and if either of the parties shall not be a corporation, said term shall also include the heirs, executors and administrators of said party, wherever the context requires or permits of such construction, and all of the covenants, terms and conditions herein contained shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and said assigns of the parties in the same manner as if they were expressly mentioned (except as otherwise expressly provided herein). The term "Landlord" as used in this Lease means only the owner for the time being of the Premises so that in the event of any sale of the Premises, Landlord shall be and it hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, it being understood and agreed that the purchaser has assumed and agreed to carry out any and all obligations of Landlord hereunder. Each term and provision of this Lease to be performed by Tenant shall be construed to be joint and several and both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to an assignment by Tenant or to vary the provisions of Section 14 hereof.

         SECTION 24. PARTIAL INVALIDITY

If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         SECTION 25. HAZARDOUS WASTE

         Notwithstanding any terms or conditions set forth in this Section 25 to the contrary, Landlord and Tenant agree that Tenant shall not be liable or responsible to Landlord for any Environmental Condition (as defined below) upon the Premises which was caused by a party other than Tenant (or under Tenant's control or supervision) or which existed prior to Tenant's occupancy of the Premises.

         25.1 For the purposes of this paragraph "hazardous waste" and "hazardous substance" shall have the meaning set forth in the Resource, Conservation and Recovery Act of 1980, 42 U.S.C. Sss.6901, et seq. ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sss.9601, et seq. ("CERCLA"), and any Rhode Island statutes as such statutes may be amended, or as defined in any federal or state regulations adopted pursuant to or in furtherance of such Acts or statutes. "Oil" shall be defined as petroleum or any petroleum products in any form.

         25.2     Tenant shall:

                  a. Not manufacture, generate, store, treat or dispose of (except in compliance with all laws, ordinances, and regulations pertaining thereto) any dangerous and/or hazardous waste, material, element or substance or oil or gas or substance detrimental to the environment on the Premises or arrange with another person for the same;

                  b. Upon the request of Landlord, take all such action, including, without limitation, the conducting of engineering tests and sampling by parties reasonably satisfactory to Landlord (all at the sole expense of Tenant) to confirm that no dangerous and/or hazardous waste, material element or substance or oil or gas or substance detrimental to the environment is being manufactured, generated, stored, treated or disposed of by Tenant or General Dynamics Corporation on the Premises; and

                  c. Provide Landlord with written notice: upon Tenant's obtaining knowledge of any potential or known release or threat of release, of any dangerous and/or hazardous waste, material, element or substance or oil or gas or substance determined by the appropriate governmental authority to be detrimental to the environment at or from the Premises and by any person for whose conduct Tenant is responsible or whose liability may result in a lien on property of Tenant; upon Tenant's receipt of any notice to such effect from any federal, state or other governmental authority; and upon Tenant's obtaining knowledge of any incurrence of any reimbursable expense or loss by such governmental authority in connection with the assessment, containment, or removal of any dangerous and/or hazardous waste, material, element or substance or oil or gas or substance determined by the appropriate governmental authority to be detrimental to the environment for which expense or loss Tenant may be liable or for which expense a lien may be imposed upon the property of Tenant.

                  d. With regard to underground storage tanks (if any) used by it or General Dynamics Corporation at the Premises, at its expense, comply with any statute, ordinance or regulation of any governmental authority having jurisdiction over same.

         25.3 Tenant will not use the Premises at any time in such a manner as to cause a violation of or to give rise to a removal or restoration obligation under any statute, ordinance, order, decree or other common law of any state, federal, municipal or other governmental body or agency having jurisdiction over the Premises, including, without limitation, RCRA and CERCLA or any similar law, rule, regulation, order, judgment or decree; and Tenant agrees that no such violation or obligation will be created by the removal of any hazardous waste, hazardous substance, oil, gas and/or substance detrimental to the environment from the Premises by Tenant. During or after the Term, in the event Landlord's environmental consultant reasonably determines it necessary, Landlord may, at the expense of Tenant, conduct survey, soil and ground water sampling and such other testing on the Premises as Landlord shall deem appropriate to assess whether Tenant or General Dynamics Corporation is or was in violation of the covenants contained in this Section 25 and Tenant agrees and covenants to undertake and complete, at its sole expense, and as soon as practicable, such removal, restoration, cleanup or other remedial action as Landlord shall, in its reasonable discretion, deem necessary to cure or otherwise adequately respond to any violation of environmental laws which are attributable to Tenant's or General Dynamics Corporation's use of the Premises.

         25.4 Tenant further agrees, in addition to the foregoing and not in limitation thereof, to indemnify, defend and hold harmless Landlord from and against any and all claims, demands, liabilities, costs, expense, penalties, damages and losses, including, without limitation, attorney's fees, as incurred, (payable quarterly upon written demand) resulting from or related to any Environmental Condition (as hereinafter defined) caused by it or General Dynamics Corporation or any violation of any Environmental Law (as hereinafter defined) caused by it or General Dynamics Corporation in connection with the Premises including, but not limited to, any claim for personal injury or property damage arising from any such Environmental Condition or violation of any Environmental Law asserted by third parties against Landlord, any liabilities sustained or incurred by Landlord for the containment, removal, remedy, cleanup or abatement of any contamination arising from any Environmental Condition or any violation of any Environmental Law caused by it or General Dynamics Corporation. The term "Environmental Law" shall mean any law, regulation, rule or order of any governmental entity relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including without limitation CERCLA, as amended, RCRA, as amended, and other laws, regulations, rules and ordinances relating to emissions, discharges or releases of pollutants, contaminants, chemicals, industrial, toxic or hazardous substances or solid or hazardous wastes or oil or gas or any substance detrimental to the environment (collectively "Polluting Substances") or the manufacture, processing, distribution, use, treatment, handling, storage, disposal and transportation of Polluting Substances. The term "Environmental Condition" shall mean the presence, whether discovered or undiscovered, in surface water, ground water, drinking water supply, land surface, subsurface strata, above ground and underground tanks or other containers, or ambient air of any Polluting Substances arising out of or otherwise related to the operations or other activities (including the disposition of such materials or substances) conducted or undertaken at the Premises.

         25.5 In the event of any discharge, spillage, contamination, uncontrolled loss, seepage or filtration of a Hazardous Waste, Hazardous Substance and/or Polluting Substance within the Premises as a result of any conduct of or omission by Tenant, or General Dynamics Corporation, or any employee or agent of or independent contractor engaged by Tenant or General Dynamics Corporation. Tenant shall contain, remove or mitigate the same immediately in accordance with all applicable federal, state or local laws, ordinances, rules or regulations.

         SECTION 26. FORCE MAJEURE.

         The period of time during which either party is prevented or delayed in their performance or the making of any improvements or repairs or fulfilling any obligation other than the payment of Base Rental, Additional Rent, or any other payments required under this Lease, due to unavoidable delays caused by fire, catastrophe, strikes or labor disputes, civil disorders, Acts of God or the public enemy, governmental prohibitions, notices of violations (whether present or future) or regulations or inability to obtain materials by reason of such regulations, or other causes beyond a party's reasonable control, shall be added to a party's time for performance of the obligation and the party shall not be liable because of such delay of performance.

         SECTION 27. SUBMISSION OF INSTRUMENT

         No lease or obligation on the part of Landlord or Tenant to enter into a lease shall arise until this instrument has been executed and delivered by Landlord and Tenant to each other.

         SECTION 28. ENTIRE AGREEMENT.

         This Lease contains the entire agreement between the parties, supersedes any other and all previous leases between Tenant and Landlord with respect to the Premises, and may not be changed orally or by any agreement between the parties unless it is in writing, executed by the parties hereto. Notwithstanding any terms herein to the contrary, any covenants or agreements of Tenant with respect to Environmental Conditions shall survive and remain in full force and effect.

         SECTION 29. RELATIONSHIP OF PARTIES.

         Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent or any other provision herein contained, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than landlord and tenant.

         SECTION 30. EXECUTION AND COUNTERPARTS.

         This Lease may be executed in one or more parts, all of which shall constitute but one agreement.

         SECTION 31. GOVERNING LAW.

         This Lease shall be construed in accordance with the laws of the State of Rhode Island.

         SECTION 32. INABILITY TO PERFORM.

         This Lease and the obligations of Tenant to pay Base Rental, Additional Rent and any other sums, amount and charges hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service to be supplied pursuant hereto by reason of strike or labor troubles, governmental preemption in connection with a national emergency or by reason of any rule, order, notice of violation (whether present or future) or regulation of any governmental agency or any department or subdivision thereof or by reason of the conditions of supply and demand which have been or are affected by war or natural catastrophe. The terms and provisions of this
Section 32 are subject to the terms and provisions of Section 26 of this Lease.


         SECTION 33. NOTICE TO MORTGAGEE.

         After receiving written notice from any person, firm or other entity that it holds a mortgage which includes as part of the mortgaged property the Premises, Tenant shall, so long as such mortgage is outstanding, be required to give such holder of the same notices as may be given to Landlord under the terms of this Lease, but such notice may be given by Tenant to Landlord and such holder concurrently.

         SECTION 34. ESTOPPEL CERTIFICATES.

         Tenant and Landlord shall, at any time and from time to time upon not less than ten (10) days prior written request by the other or any mortgagee, execute, acknowledge and deliver to the requesting party within said period a statement in writing (and in form reasonably satisfactory to the requesting party) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), the dates to which the Base Rental, Additional Rent and other amounts, sums and charges have been paid in advance, if any, stating whether or not, to the best knowledge of the signer of such certificate, Landlord or Tenant is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default to which the signer may have knowledge, the existence of any claimed counterclaims or defenses to this Lease, the Commencement Date and the time of termination, and any other matters as may be reasonably requested, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Premises or of the interest of the Landlord therein, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgage thereof or any such party requesting the same.

         SECTION 35. ASSIGNMENT OF RENTS.

         With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, Tenant consents thereto and agrees that the execution thereof by Landlord and the acceptance thereof by the holder or the exercise by such holder of its rights under such assignment shall never be deemed an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by written notice to Tenant, specifically otherwise elect.

         SECTION 36. MECHANIC'S LIENS.

         Tenant agrees to promptly discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanic's, materialman's or other lien against the Premises, and/or the Landlord's interest therein, which may arise out of any payment due for or purported to be due for any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Premises.

         SECTION 37. ASSIGNMENT BY LANDLORD.

         Landlord shall have the right to assign this Lease to any other party, in which event Landlord's obligations under this Lease shall terminate as of the date of such assignment for events occurring after such date.

         SECTION 38. INDEPENDENT COVENANTS.

         This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent. Tenant shall not be entitled to any setoff of the Base Rental, Additional Rent or other sums, charges or amounts owing hereunder against the Landlord if Landlord fails to perform its obligations set forth herein, except as herein specifically set forth. The foregoing shall in no way impair the right of Tenant to commence a separate action against the Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage covering the Premises whose address Tenant has been notified of in writing and an opportunity has been granted to Landlord and such holder to correct such violation as otherwise provided herein.

         SECTION 39. CONFIDENTIALITY.

         Each party acknowledges that it will have access to certain financial information of the other party. Such information shall not be released to the public and will be provided, subject to this paragraph, only to those parties who have a legitimate need for such information, including accountants, lawyers, lenders, potential buyers, mortgagees and similar parties.

         SECTION 40. LANDLORD'S LIABILITY omitted intentionally

         SECTION 41. MISCELLANEOUS.

         41.1 Easements. Landlord shall execute and deliver to Tenant easements for access to the cantilever crane of Tenant and for utility access to the cantilever crane in substantially the form of Exhibits D, E and F attached hereto and made a part hereof. Tenant agrees to release and discharge other easements in favor of Tenant, if any, which are superseded by such cantilever crane easements attached hereto.

         41.2 Landlord's Role as Agent. The State and RIAC acknowledge that Landlord is their agent for purposes of administering the terms of this Lease for those portions of the Premises which are comprised of property owned by the State and subject to the Airport Lease. Such agencies hereby convey upon the Landlord the right to perform all acts, give any consents and approvals, and take any and all further action as may be required or permitted by Landlord under the terms of this Lease and without limiting the foregoing generally, to demand and receive rents, insurance proceeds and any other sums due and payable under the terms of this Lease; to provide and fix utility rates as set forth herein; to give and receive notices, including notices of default; to disperse funds; to submit disputes to arbitration; to sue on behalf of the State and the Rhode Island Airport Corporation with respect to the enforcement of the terms of this Lease. Any right of indemnification, immunity or claim which may be protected by insurance and against subrogation of claims provided for in this Lease for the benefit of Landlord is hereby granted by Tenant to the Landlord, and any successor agent or agents named hereafter.

         41.3 Restrictive Covenants. Tenant shall not erect on the Premises any building, structure or object which would constitute an obstruction or hazard to airport operations or air navigation pursuant to all federal regulations; Tenant agrees to permit, for the use and benefit of the public, the passage of aircraft in the air space above the Premises, together with such noise and such air space as may be inherent in the operation of aircraft, now known or hereafter used, for navigation or flight in said air space, or for the landing on, taking off from, or operating of Quonset State Airport; this Lease shall be subordinate to such rules and regulations governing the use, maintenance, operation and development of the Quonset State Airport, as may be from time to time promulgated by Landlord, RIAC or the State pursuant to Federal Aviation Administration Regulations; and this Lease shall be subject to deed restrictions appearing of record including:

                  (a) Non-Discrimination Easement for Passage of Aircraft - those covenants not to discriminate and the easement for unobstructed passage of aircraft above the Premises and those other easements and restrictions contained in those deeds of the United States of America to the Landlord (former Rhode Island Port Authority and Economic Development Corporation ) the first such dated November 20, 1978 and recorded in the Town of North Kingstown Land

Evidence Records located at Book 317, Page 65, and the second such dated November 11,1980 and recorded in the Town of North Kingstown Land Evidence Records at Book 348, Page 243, and also contained in the Airport Deed, as the same may be appertain to and run with the Premises; and

         (b) Protective Controls - that Declarations of Restrictions dated November 12, 1982 by the Grantor recorded in the Town of North Kingstown Land Evidence Records at Book 380, Page 211, and, without limiting the foregoing generally, the Quonset Point/Davisville Development Restrictions referred to therein, a copy of which has been granted to Tenant and General Dynamics Corporation.

         SECTION 42.   AMENDMENTS, ADDITIONS AND DELETIONS TO LEASE

         Any alterations or deletions herein were made in the Lease before execution and any additional provisions to which the parties have agreed and which are added herein or in any Addenda attached hereto shall be considered a part hereof.

IN WITNESS WHEREOF, the parties have executed this Lease on the date set forth above.

WITNESS:                                   LANDLORD:

                                           Rhode Island Economic Development
                                                  Corporation

   /s/ ROBERT STOLZMAN                       /s/ MARCEL A. VALOIS
-----------------------------              -------------------------------
                                           By:   Marcel A. Valois
                                               ----------------------------
                                           Its:  Executive Director
                                                -----------------------------

WITNESS:                                   TENANT:

                                           Electric Boat Corporation
   /s/ D.S. HAPKE, JR.                       /s/ JOHN K. WELCH
-----------------------------              --------------------------------
                                           By:   John K. Welch
                                               -----------------------------
                                           Its:  President
                                                ------------------------------

EXHIBIT A

(Detailed plan and Description of Premises and Additional Premises)

                                    EXHIBIT B
                           STEAM HEAT SUPPLY AGREEMENT


(to be negotiated, completed, executed and delivered pursuant to the terms of the Lease)

                                    EXHIBIT C

                               MEMORANDUM OF LEASE

         1.       Lessor: Rhode Island Economic Development Corporation

         2.       Lessee: Electric Boat Corporation

         3. Description of Premises: See Exhibit annexed hereto and made a part hereof.

         4. Term of Lease: From January 1, 1997 to and including December 21, 2006.

         5. The terms and conditions of the Lease Agreement of which this instrument is a Memorandum are hereby incorporated herein by reference.

         6. This Memorandum of Lease is executed pursuant to the provisions contained in Section 22 of that Lease Agreement and is not intended to vary the terms and conditions of that Lease Agreement.

         IN WITNESS WHEREOF, Lessor and Lessee have executed these presents this _____ day of ____________, 1996.

WITNESS:

------------------------------------      ------------------------------------


------------------------------------      ------------------------------------


STATE OF RHODE ISLAND
COUNTY OF

         In said County of and State on the ________ day of December, 1996, before me personally appeared ________, to me known and known by me to be the persons executing the foregoing instrument, and they acknowledged said instrument, by them executed, to be their free act and deed.

                                               ---------------------------------
                                               Notary Public


(In accordance with Section 34-11 of the Rhode Island General Laws, 1956, as amended)

                                    EXHIBIT D

                       TEMPORARY CANTILEVER CRANE EASEMENT


         KNOW ALL MEN BY THESE PRESENTS, that the RHODE ISLAND ECONOMIC DEVELOPMENT CORPORATION, a Rhode Island public corporation, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by ELECTRIC BOAT CORPORATION, a Delaware corporation with an address of 75 Eastern Point Road, Groton, CT 06340-0989, the receipt and sufficiency of which is hereby acknowledged, does hereby grant unto said Grantee, its successors and assigns, a non-exclusive easement in, on and over the parcel of real estate set forth and more particularly described on Schedule A attached hereto and made a part hereof, for a term of ten (10) years commencing on January 1, 1997 and terminating December 31, 2006 for the purpose of ingress and egress to and from a cantilever crane providing access to waters of the Narragansett Bay, with all riparian rights attendant thereto.

         The Grantee, its successors and assigns, shall have the right to enter upon the parcel of real estate described on Schedule A attached hereto with men and equipment for the purpose of ingress and egress by it to said cantilever crane.

         The Grantee, for itself, its successors and assigns, by accepting and recording this easement, acknowledges and agrees that: It accepts the rights to the parcel of real estate described on Schedule A in its present condition; it shall, thereafter, at its expense, install, repair, maintain and operate said easement area and cantilever crane; upon any occasion of disturbance by any of the Grantee, its successor and assigns, of the land area within the parcel described above, said Grantee, its successors and assigns, shall restore that land area as nearly as possible to its former condition prior to such disturbance (or as mutually agreed upon by said Grantee and Grantor), said restoration to be without delay; and the maintenance of said easement area shall be the responsibility and at the sole risk of said Grantee, its successors and assigns.

         The Grantor, its successors and assigns, reserves the right to utilize the parcel of real estate described above for any purpose whatsoever; provided, however, that such use does not interfere with the easement herein granted.

         TO HAVE AND TO HOLD the same with all rights, privileges and appurtenances thereof or "hereunto pertaining and to the use of said Grantee, its successors and assigns, for the term of ten years as set forth herein, for the special purpose of being used and improved as said Cantilever Crane Easement.

         IN WITNESS WHEREOF, the Rhode Island Economic Development Corporation has executed this Easement as of this day of December, 1996.

                                                 THE RHODE ISLAND ECONOMIC
                                                 DEVELOPMENT CORPORATION


                                                 By:
                                                    --------------------------
                                                 Its:
                                                     --------------------------


STATE OF RHODE ISLAND
COUNTY OF PROVIDENCE

         In said County and State on the _____ day of December, 1996, before me personally appeared , of the Rhode Island Economic Development Corporation, to me known and known by me to be the party executing the foregoing instrument and he/she acknowledged said instrument by him so executed to be his free act and deed and the free act and deed of said corporation.


                                               ------------------------------
                                               NOTARY PUBLIC
                                               My Commission Expires:
                                                                      ----------

                                   SCHEDULE A

                      (LEGAL DESCRIPTION OF EASEMENT AREA)

                                    EXHIBIT E

                       PERMANENT CANTILEVER CRANE EASEMENT

         KNOW ALL MEN BY THESE PRESENTS, that the RHODE ISLAND ECONOMIC DEVELOPMENT CORPORATION, a Rhode Island public corporation, for and in consideration of the sum of $1.00 and other good and valuable consideration paid by ELECTRIC BOAT CORPORATION, a Delaware corporation with an address of 75 Eastern Point Road, Groton, Connecticut 06340-0989, the receipt and sufficiency of which is hereby acknowledged, does hereby grant unto said Grantee, its successors and assigns, a non-exclusive easement in, on and over the parcel of real estate set forth and more particularly described on Exhibit A attached hereto and made a part hereof for the purpose of ingress and egress to and from a cantilever crane providing access to waters of the Narragansett Bay, with all riparian rights attendant thereto, such easement to be perpetual and run with land of said Grantee, subject to the terms and conditions hereof.

         The Grantor, on behalf of itself, its successors and assigns, shall have the right to relocate said easement area from time to time; provided, however, that (i) such relocated easement area shall be confirmed in writing by said Grantor and delivered to Grantee and recorded with the Land Evidence Records of the Town of North Kingstown; and (ii) such relocated easement area shall be in an area and of a type and nature which will allow Grantee the ability to move to and from said cantilever crane its machinery, equipment, and product made by it; and (iii) such relocated easement area shall have a load bearing capacity to so facilitate such movement by said Grantee.

         The Grantee, its successors and assigns, shall have the right to enter upon the parcel of real estate described on Schedule A attached hereto, or as relocated from time to time as set forth herein, with men and equipment for the purpose of ingress and egress by it of said cantilever crane.

The Grantee, for itself, its successors and assigns, by accepting and recording this Easement, acknowledges and agrees that: It accepts the rights of the parcel of real estate described on Schedule A, or as relocated by Grantor from time to time as set forth herein, in its present condition; it shall, thereafter, at its expense, install, repair, maintain and operate said easement area and cantilever crane; upon any occasion of disturbance by any of the Grantee, its successors and assigns, of the land area within the parcel described above. said Grantee, its successors and assigns, shall restore that land area as nearly as possible to its former condition prior to such disturbance (or as mutually agreed upon by said Grantee and Grantor), said restoration to be without delay; and the maintenance of said easement area shall be the responsibility and at the sole risk of said Grantee, its successors and assigns.

         The Grantor, its successors and assigns, reserves the right to utilize the parcel of real estate described above for any purpose whatsoever; provided, however, that such use does not interfere with the easement granted herein.

         TO HAVE AND TO HOLD the same with all rights, privileges and appurtenances thereof or "hereunto pertaining and to the use of said Grantee, its successors and assigns for the perpetual term as set forth herein, for the special purpose of being used and improved as said cantilever crane easement.

         IN WITNESS WHEREOF, the RHODE ISLAND ECONOMIC DEVELOPMENT CORPORATION has executed this easement as of this ___ day of December, 1996.

                                              THE RHODE ISLAND ECONOMIC
                                              DEVELOPMENT CORPORATION


                                              By:
                                                  ---------------------------
                                              Its:
                                                   ----------------------------


STATE OF
COUNTY OF

         In said County and State on the day of December, 1996 before me personally appeared _ , of THE RHODE ISLAND ECONOMIC DEVELOPMENT CORPORATION, to me known and known by me to be the party executing the foregoing instrument and helshe acknowledged said instrument by him so executed to be his free act and deed and the free act and deed of the corporation.

                                              -------------------------------
                                              NOTARY PUBLIC
                                              My Commission Expires:
                                                                    ----------

                                    EXHIBIT F

                           TEMPORARY UTILITY EASEMENTS

         KNOW ALL MEN BY THESE PRESENTS. that the RHODE ISLAND ECONOMIC DEVELOPMENT CORPORATION, a Rhode Island public corporation, for and in consideration of the sum of $1.00 and other good and valuable consideration paid by Electric Boat Corporation, a Delaware corporation with an address of 75 Eastern Point Road, Groton, Connecticut 06340-0989, the receipt and sufficiency of which is hereby acknowledged, does hereby grant unto said Grantee, its successors and assigns, a non-exclusive easement in, on and over the parcel of real estate set forth and more particularly described on Exhibit A attached hereto and made a part hereof, for a term of ten years commencing on January 1, 1997 and terminating December 31, 2006 for the purpose of installation, repair, maintenance and operation of utility and electric lines, conduits and service equipment for facilities of Grantee and leased from Grantee from Grantor.

         The Grantee, its successors and assigns, shall have the right to enter upon the parcel of real estate described on Exhibit A attached hereto with men and equipment for the purpose of such installation, repair, maintenance and operation by it of said utility and electric lines, conduits and equipment.

         The Grantee, for itself, its successors and assigns, by accepting and recording this easement, acknowledges and agrees that: It accepts the rights to the parcel of real estate described on Exhibit A in its present conditions; it shall, thereafter, at its expense, install, repair, maintain and operate said easement area and such utility lines, conduit and equipment; upon any occasion of disturbance by any of the Grantee, its successors and assigns, of the land area within the parcel described above, said Grantee, its successors and assigns, shall restore that land area as nearly as possible to its former condition prior to such disturbance (or as mutually agreed upon by said Grantee and Grantor), said restoration to be without delay; and the maintenance of said easement area shall be the responsibility and at the sole risk of said Grantee, its successors and assigns.

         The Grantor, its successors and assigns, reserves the right to utilize the parcel of real estate described above for any purpose whatsoever; provided, however, that such use does not interfere with the easement herein granted.

         TO HAVE AND TO HOLD the same with all rights, privileges and appurtenances thereof or "hereunto pertaining and to the use of said Grantee, its successors and assigns, for the term of ten years as set forth herein, for the special purpose of being used and improved as said utility easement.

         IN WITNESS WHEREOF, the RHODE ISLAND ECONOMIC DEVELOPMENT CORPORATION has executed this easement as of this _day of December, 1996.

                                              THE RHODE ISLAND ECONOMIC
                                                  DEVELOPMENT CORPORATION


                                              By:
                                                  ----------------------------
                                              Its:
                                                   -----------------------------




STATE OF
COUNTY OF

         In said County and State on the _____day of December, 1996 before me personally appeared ____________________, _______________________ of THE RHODE
ISLAND ECONOMIC DEVELOPMENT CORPORATION, to me known and known by me to be the party executing the foregoing instrument and he/she acknowledged said instrument by him so executed to be his free act and deed and the free act and deed of said corporation.



                                              -------------------------------

                                              NOTARY PUBLIC
                                              My Commission Expires:
                                                                    -----------